SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No. __)

Filed by the Registrant |X|
Filed by a party other than the Registrant |_|

Check the appropriate box:
|X|  Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|_|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_| Soliciting Material Pursuant to |_| ss.240.14a-11(c) or |_| ss.240.14a-12

                              YELLOWAVE CORPORATION
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                      -------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required
|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

     1) Title of each class of securities to which transaction applies:
        -------------------------------
     2) Aggregate number of securities to which transaction applies:
        -------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        __________________________
     4) Proposed maximum  aggregate value of transaction:  ______________
     5) Total fee paid: ___________________

|_|     Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)  Amount Previously Paid: ________________________________
        2)  Form, Schedule or Registration Statement No.: ______________
        3)  Filing Party: __________________________________________
        4)  Date Filed: ___________________________________________

                             YELLOWAVE CORPORATION
                           11777 San Vicente Boulevard
                          Los Angeles, California 90049


                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 7, 2000

To the Shareholders of YELLOWAVE CORPORATION:

     You are cordially invited to attend a Special Meeting of Shareholders of Yellowave Corporation, a New York corporation (the "Company"), which will be held at the offices of the Company at 11777 San Vicente Boulevard, Suite 505, Los Angeles, California 90049 at 10:00 a.m., Pacific Standard Time, on Wednesday, June 7, 2000, for the following purposes:

1. To authorize the reincorporation of the Company under the laws of the State of Nevada.

2.   To approve the Company's 1999 Stock Incentive Plan.

3. To approve the sale of the Company's hair care salon assets to Regis Corporation.


Only shareholders of record at the close of business on Friday, April 14, 2000, are entitled to notice of, and to vote at, the Meeting.

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. THE PROXY MAY BE REVOKED IN WRITING PRIOR TO THE MEETING OR, IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.


                       BY ORDER OF THE BOARD OF DIRECTORS


                                  Richard Arons
                                    President


Los Angeles, California
April__, 2000

                              YELLOWAVE CORPORATION
                           11777 San Vicente Boulevard
                          Los Angeles, California 90049

                                 PROXY STATEMENT
                         SPECIAL MEETING OF SHAREHOLDERS
                                  June 7, 2000

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Yellowave Corporation (the "Company") of proxies to be voted at the Company's Special Meeting of Shareholders (the "Meeting") to be held on Wednesday, June 7, 2000, or at any adjournment thereof. The purposes for which the Meeting is to be held are set forth in the preceding Notice of Special Meeting. This Proxy Statement and the enclosed form of proxy are first being mailed on or about April ___, 2000, to holders of record of the Company's Common Stock, $.05 par value (the "Common Stock"), at the close of business on Friday, April 14, 2000 (the "Record Date"), which has been fixed as the record date for the determination of the shareholders entitled to notice of, and to vote at, the Meeting.

                                VOTING SECURITIES

     On the Record Date, 2,827,486 shares of the Common Stock, which is the only class of capital stock of the Company entitled to vote at the Meeting, were issued, outstanding and entitled to vote. Each shareholder of record is entitled to cast, in person or by proxy, one vote for each share of the Common Stock held by such shareholder as of the close of business on the Record Date.

     The shareholders do not have cumulative voting rights with respect to any Proposals in the Notice of Special Meeting. For additional information as to Proposal One, please see "Proposal One: The Proposed Transactions" elsewhere in this Proxy Statement

     Two-thirds of the shares of the Company's outstanding common stock voting in the affirmative is necessary to approve Proposal One and Proposal Three and a majority of the shares of common stock entitled to vote must approve Proposal Two. Pursuant to the By-Laws of the Company, no other item not listed in the Notice of Special Meeting may be voted upon at the Meeting.

     A majority of the shares of the Common Stock entitled to vote, represented in person or by proxy, shall constitute a quorum at the Meeting. Abstentions and broker non-votes are treated for the purpose of determining a quorum at the Meeting and are not treated as a vote for or against the three Proposals set forth in the Notice of Special Meeting.

     Proxies duly executed and returned by shareholders and received by the Company before a vote at the Meeting will be voted in favor of (a) Proposal One to approve the reincorporation of the company under the laws of the State of Nevada, (b) Proposal Two to approve the Company's 1999 Stock Incentive Plan, and
(c) Proposal Three to approve an Agreement for sale of the Company's hair care salon assets to Regis Corporation.

     The Company's transfer agent for the Common Stock will tabulate the votes cast by proxy and received prior to the Meeting. Votes cast in person, or by proxy given, at the Meeting will be tabulated by the Inspector of Election appointed for the Meeting.

                             REVOCABILITY OF PROXIES

     Your execution of the enclosed proxy will not affect your right as a shareholder to attend the Meeting and to vote in person. Any shareholder giving a proxy has a right to revoke it at any time by (1) a later-dated proxy, (2) attendance at the Meeting and voting in person.

                                  SOLICITATION

The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company or, at the Company's request. No additional compensation will be paid to directors, officers or other regular employees for such services, but a third-party proxy solicitor may be paid its customary fee, if it renders solicitation services.

                     PROPOSAL ONE: REINCORPORATING IN NEVADA

Reasons for Adopting Nevada Corporate Law

     The Board of Directors recommends that Yellowave Corporation, which operates under New York State Law, reincorporate under Nevada Law, by merging into a new Nevada Corporation. The surviving corporation will also be known as Yellowave Corporation. The surviving corporation will also be known as Yellowave Corporation. Shareholders will not have to do anything. Shareholders will receive, by mail, the same amount of shares in the new corporation, Yellowave, that shareholders had in the old corporation Yellowave. There are no tax consequences from this transaction.

     Today the Company is headquartered in the State of California with its principal operations conducted from an office in New York. As is indicated under "Proposal One: The Proposed Transactions" elsewhere in this Proxy Statement, the Company will be selling its hair salon operation which operates out of an office in New York. The Company also intends to seek acquisitions to supplement its current business, which may or may not be in the same industry and will not necessarily be located in the State of New York. Certain of these operations may be larger in scope than those of the Company currently and the officers of these acquired companies may play an important role in the future management of the Company

     The Nevada Revised Statutes of the State of Nevada (the "NRS") is becoming well known for its body of corporate law in the United States because many corporations have chosen to incorporate or re-incorporate in Nevada. The Board of Directors believes that the corporate law of the state of Nevada is very flexible and pro business. In addition, there are no state income taxes in Nevada. Because the NRS is a very user friendly law, the Board believes that the Company being a Nevada corporation will be an asset when it seeks acquisitions and, at the same time, the NRS will continue to be fair to its existing shareholders, both in terms of the statutory provisions themselves and judicial interpretations.

Comparison of Nevada and New York Corporate Law

     The following is an explanation of the material differences between the rights of a shareholder of the Company under New York law as is currently the case and under Nevada law following reincorporation. The following discussion does not purport to constitute a detailed comparison of all of the provisions of the Nevada Revised Statutes and the Nevada Revised Statutes, but does attempt to describe material differences in areas which the Company believes may be of interest to a shareholder. Shareholders are referred to these laws for a definitive treatment of the subject; however, the Company will be pleased to respond to any specific question which a shareholder may have. In addition, shareholders are referred to the By-Laws and the Articles of Incorporation of Yellowave the Nevada Corporation which will continue in effect after the purposed merger as the By-Laws and Articles of Incorporation of the surviving corporation. Copies of these documents will be provided to any shareholder on request.

(1)  Special Meetings of Shareholders

     Under both the Nevada Revised Statutes in Nevada and the New York Business Corporation Law, a special meeting of shareholders may be called by the Board of Directors or by such other persons as may be authorized in a corporation's Certificate of Incorporation or By-Laws. However, under the New York law, a special meeting for election of directors may be called by the Board, or by holders of ten percent of the votes in an election of directors, if there is a failure to elect a sufficient number of directors to conduct the business of the corporation. In Nevada, if a corporation fails to elect directors within 18 months after the last election of directors, shareholders owning 15 percent of the voting power may request the district court to order an election.

(2)  Shareholder Action by Written Consent

     Nevada law permits shareholder action by written consent if such consent is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize such action or take such action at a meeting at which all shareholders entitled to vote thereon were present and notice is thereafter given to the shareholders who did not consent. Unless the By-Laws or Articles of Incorporation provides otherwise, and Yellowave's do not; under New York law shareholders may only act by written consent, if the action is taken unanimously.

(3)  Inspection of Shareholders List

     Nevada law requires a Nevada corporation to keep, and permits any 5% stockholder or any stockholder of record for more than six months to inspect, under most circumstances, the stockholders' list of a corporation. New York law allows any shareholder or group of shareholders to inspect the shareholders' list of the corporation for an appropriate business purpose, upon at least five days' written notice to the corporation.

(4)  Filling Vacancies on the Board of Directors

     Under New York law, unless otherwise provided in the Certificate of Incorporation or By-Laws, vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, or by a sole remaining director. Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.
Nevada law provides that, unless otherwise provided in the Articles of Incorporation or By-Laws, newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board of Directors for any reason except the removal of directors may be filled by vote of the Board of Directors. If the number of the directors then in office is less then a quorum, such newly created directorships and vacancies may be filled by (a) the unanimous written consent of the directors then in office (b) a vote of a majority of the directors then in office or (c) a sole remaining director.

(5)  Dissenters' Rights

     Under both Nevada and New York law, a dissenting shareholder of a corporation participating in certain transactions may, under specified circumstances, receive cash in the amount of the fair value of his, her or its shares, in lieu of the consideration the shareholder would otherwise receive in any such transaction, if a vote of the shareholders for the transaction is required. Nevada law requires such dissenters' rights of appraisal with respect to a sale of assets, a reorganization, a merger or consolidation by a corporation no vote of the stockholders of the surviving corporation is required to approve the merger. New York law requires such dissenters' rights for a reorganization, merger or consolidation, but eliminates dissenters' rights for shares listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the NASD.


(6)  Indemnification of the Officers and Directors

     Both Nevada and New York law permit corporations to indemnify present and former directors, officers and employees, within certain guidelines.

(7)  Dissolution

Under Nevada law, shareholders holding a majority or shares outstanding may authorize a corporation's dissolution. Under New York law you need approval of shareholders holding two-thirds of the shares outstanding

(8)  Amendments to By-Laws

     Under New York law, only the shareholders have the power to adopt, amend or repeal By-Laws; such power may not be conferred upon the directors unless provided in the certificate of incorporation or in a By-Law adopted by the shareholders. The current certificate of incorporation does not provide for director approval of By-Law amendments. A Nevada corporation may in its certificate of incorporation also confer the power to adopt, amend or repeal By-Laws upon the directors. Under the New Certificate, the directors of the Surviving Corporation are granted such power.

(9)  Mergers, Acquisitions and Other Transactions

     New York Law generally requires approval of mergers, dissolutions and dispositions of substantially all of a corporation's assets by two-thirds of the shares outstanding, unless the articles of incorporation permit a different proportion. Under the Present Articles, approval of such matters requires the affirmative vote of the holders of two-thirds of the voting power of the corporation. Nevada Law also requires shareholder approval in the case of mergers and dispositions of substantially all of a corporation's assets but only requires approval by a majority of the shares outstanding.

(10) Directors

    Under Yellowave Corporation's present New York By-Laws, the Board of Directors are divided into three classes of three directors each, with each class elected in subsequent years. Currently, there are only three directors. Under the Nevada By-Laws, which will govern the Company, the Board of Directors will not be staggered and the number will not be less than one nor more than fifteen.


Rights of Dissenting Shareholders

Section 623 of the New York Law, the full text of which is set forth in Exhibit A to this Proxy Statement, provides appraisal rights for dissenting shareholders upon the sale of all or substantially all of the assets of a corporation. Under this Section, a shareholder will be entitled to be paid the "fair value" of that holder's Common Shares after the effective time if such shareholder files a written objection to the sale prior to or at the Special Meeting and votes against the sale. If the sale is approved at the Special Meeting, such shareholder would also be required, within ten days after the Special Meeting, to make a written demand on the Company for payment of the "fair value" of such shareholder's Common Shares. A shareholder's failure to vote against the sale will constitute a waiver of that shareholder's appraisal rights as a dissenting shareholder. In addition, a vote against the sale will not constitute either the written objection prior to or at the Special Meeting or the written demand for payment within ten days after the Special Meeting required by statute and referred to above.

If the sale is approved, the Company will give written notice of the effectiveness of the sale within ten days after the effective time to each dissenting shareholder who has made written objection and written demand described above and voted against the sale, including a written offer to each such shareholder to pay for his Common Shares at a specified price deemed by the Company's Board of Directors to be the "fair value" of the Common Shares. The procedures to be followed if any dissenting shareholder does not agree with the Directors as to such "fair value" are set forth in Exhibit A. In brief, if any dissenting shareholder does not agree with the "fair value" specified by the Board of Directors within ninety days of the effective time, then such dissenting shareholder may initiate or cause the initiation of a judicial proceeding in a court of competent jurisdiction in New York for the determination of the "fair value" of that shareholder's Common Shares. The costs and expenses for any such proceeding may be assessed, in whole or in part, against any such dissenting shareholder who is party to the proceeding if the court finds that the action of such shareholder in failing to accept the offer was arbitrary or vexatious or not in good faith.

Cash received by a shareholder pursuant to the exercise of the appraisal rights may be subject to federal or state income tax.

The foregoing summary of Section 623 of the New York Law is not intended to be a complete statement of such provisions and is qualified in its entirety by reference to such Section, the full text of which is attached as Exhibit A to this Proxy Statement.

Recommendation

FOR THE REASONS DESCRIBED ABOVE, THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR PROPOSAL ONE TO REINCORPORATE THE COMPANY UNDER THE LAWS OF THE STATE OF NEVADA.

                     PROPOSAL TWO: 1999 STOCK INCENTIVE PLAN

On August 2, 1999, the Company's Board of Directors approved a 1999 Stock Incentive Plan (the "1999 Plan"). The purpose of the 1999 Plan is to enable the Company to recruit and retain selected officers and other employees by providing equity participation in the Company to such individuals. Under the 1999 Plan, regular salaried employees, including directors who are full time employees, may be granted options exercisable at not less than 100% of the fair value of the share at the date of grant. The exercise price of any option granted to an optionee who owns stock possessing more than 10% of the voting power of all classes of stock of the Company must be 110% of the fair market value of the Common Stock on the date of grant and the duration may not exceed five years. The duration of options granted to other employees may not exceed ten years. Options under the Plan are nonassignable, except in the case of death and may be exercised only while the optionee is employed by the Company, or in certain cases, within a specified period after termination of employment (within three months) or death (within twelve months). The purchase price and number of shares that may be purchased upon exercise of options are subject to adjustment in certain cases, including stock splits, recapitalizations and reorganizations.

The amount of options granted and to whom, are determined by the Board of Directors at their discretion. There are no specific criteria, performance formulas or measures for calculating the amount or timing of option grants.

Under the 1999 Stock Incentive Plan, after adjusting for the February 2000, 2 for 1 stock split, and the March 2000, 3 for 2 stock split; there are 1,200,000 common shares available for grant.

The following table sets forth certain information with respect to all qualified stock options held as of March 31, 2000 by the Company's executive officers under the 1999 Plan. All options are exercisable at a price equal to fair market value on date of grant and terminate five years from date of grant, or such shorter period as is determined by the Board of Directors.



                           Date of        Amount of     Exercise      Expiration
      Name                  Grant         Shares(1)      Price           Date
------------------         ---------     -----------   ----------     ----------

Ron Oren(2)                08/02/99       300,000       $1.05         08/02/04
                           01/18/00       300,000       $1.56         01/18/05
Laura Ballegeer            08/02/99       150,000       $ .95         08/02/04
                           01/18/00       150,000       $1.41         01/18/05
Richard Arons(3)           01/18/00        75,000       $1.41         01/18/05

-----------------

(1) Reflects the results of a stock split,2 for 1 as of February 2000, and a 3 for 2 stock split as of March 2000.

(2) Mr. Oren also holds options expiring 8-2-04 to purchase 180,000 shares at an exercise price of $1.05 under the Company's 1990 Stock Option Plan.

(3) Mr. Arons also holds, in conjunction with his private placement purchase of 75,000 shares in October 1999, non-qualified stock options to purchase 75,000 shares at an exercise price of $2.67, expiring on October 28, 2004.

Recommendation

The company believes that the incentive created by the grant of options is essential to its ability to recruit and retain qualified executives. In addition, it creates a community of interest, by rewarding management and shareholders alike. Stock options create incentive to increase shareholders value and hopefully the price of our stock.


FOR THESE REASONS THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR PROPOSAL TWO TO APPROVE THE 1999 STOCK INCENTIVE PLAN.


                    PROPOSAL THREE: THE PROPOSED TRANSACTIONS

Agreement for Purchase and Sale of Assets

The Company and Regis Corporation ("Regis") entered into an Agreement for Purchase and Sale of Assets the "Agreement") dated March 9, 2000. In accordance with the Agreement, the Company has agreed to sell to Regis all of its hair salon franchise business including its franchise agreements, service marks and trademarks, rights as tenant under certain real property lease agreements, all of the capital stock of certain subsidiaries related to the Company's franchise business. Such assets constitute all of the operating assets of the Company and were sold for an aggregate purchase price of $3,600,000 cash. The only assets of the hair salon business not sold were prior judgments in the amount of approximately $175,000 which may or may not be collectable.

The Closing is scheduled to be held three business days after all conditions provided in the Agreement are satisfied, of which a major condition precedent is the obtaining of shareholder approval as to which proxies are being solicited by this Proxy Statement. The Agreement contains the customary representations and warranties given by the seller to the purchaser regarding the assets to be sold.

The Company will retain its Web site and its developmental internet research. The Company will continue to seek acquisitions in the "high tech," internet and/or communications business, because management feels that is where our future lies. Management also feels that it has wide connections in this area and that it will enhance shareholders value because of the higher multiple sometimes given high-tech companies. The sale of assets to Regis as described above is being made because management feels the hair salon business no longer fits managements view of the Company's business focus.

Although no Fairness Opinion was obtained, management did review certain other transactions in the franchise industry and had discussions with broker/dealers and appraisers relating to the sale of the Assets. Based upon this analysis by management, the Board of Directors concluded that the proposed sale of the Assets to Regis for $3,600,000 is fair to the Company's shareholders. No fees have been paid to any broker, agent, employee, officer or director of Yellowave Corporation in connection with this sale.

Recommendation

FOR THE REASONS DESCRIBED ABOVE, THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR PROPOSAL THREE TO APPROVE THE SALE OF ASSETS UNDER THE AGREEMENT.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of the Record Date, certain information with respect to (1) any person known to the Company who beneficially owned more than 5% of the Common Stock, (2) each director of the Company, (3) the Chief Executive Officer of the Company and (4) all directors and executive officers as a group. Each beneficial owner who is a natural person has advised the Company that he or she has sole voting and investment power as to the shares of the Common Stock, except that until an option is exercised, there is no right to vote or dispose of the underlying shares. All share amounts and option amounts reflect a 2 for 1 stock split in February 2000 and a 3 for 2 stock split in March 2000.

Name and Address             Amount and Nature of          Percent of Beneficial
 Beneficial Owner(1)         Beneficial Ownership (1)            Ownership
------------------------     ------------------------      ---------------------

Ron Oren                          1,755,822 (2)                     48.7%
11777 San Vicente Blvd.
Suite 505
Los Angeles, CA  90049

Laura Ballegeer                     300,000 (3)                     10.0%
11777 San Vicente Blvd.
Suite 505
Los Angeles, CA  90049

Name and Address             Amount and Nature of          Percent of Beneficial
 Beneficial Owner(1)         Beneficial Ownership (1)            Ownership
------------------------     ------------------------      ---------------------

Richard Arons                       321,000 (4)                     11.1%
11777 San Vicente Blvd.
Suite 505
Los Angeles, CA  90049

Yosi Kozousash                      300,000 (5)                     10.1%
6, Hachita Street
P.O. Box 841
Shoham, Israel  73142

All Officers and                  1,146,822 (6)                     40.6%
Directors as a group
(3 persons)

-----------------------------------------------------

(1) Each named person or group is deemed to be the beneficial owner of securities that may be acquired within sixty days through the exercise of options, warrants and rights, if any, and such securities are deemed to be outstanding for the purpose of computing the percentage of the class beneficially owned by such person or group. Such securities are not deemed to be outstanding for the purpose of computing the percentage of the class beneficially owned by any other person or group. Accordingly, the indicated number of shares includes shares issuable upon exercise of options (including employee stock options) held by such person or group.
(2) Includes 975,822 shares in the name of Shera Corporation of which the sole shareholder is the Oren Family Trust. Mr. Oren is the trustee of the Trust and his mother is the sole beneficiary of the Trust. Also included are options to purchase 780,000 shares owned by Mr. Oren, and options to purchase 75,000 shares owned by Shera Corporation.
(3)  Includes options to purchase 300,000 shares owned by Ms. Ballegeer.
(4)  Includes options to purchase 150,000 shares owned by Mr. Arons.
(5)  Includes options to purchase 150,000 shares owned by Mr. Kozousash.
(6) Excludes options to purchase 1,305,480 shares. If all options that are granted to Directors were exercised there would be 4,132,486 shares outstanding. Officers and Directors as a group would beneficially own 57.5% of the common shares outstanding.


                                              BY ORDER OF THE BOARD OF DIRECTORS



Los Angeles, California                       Richard Arons
April ___, 2000                               President



SHAREHOLDERS ARE URGED TO SPECIFY THEIR CHOICES, DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

The Proxy Statement herein may contain a forward-looking statement. These statements are based on a number of assumptions and estimates which are inherently subject to uncertainty and contingencies, many of which are beyond the control of the Company and reflect future business decisions which are subject to change.

PROXY                     Yellowave Corporation                            PROXY

The undersigned hereby appoints Ron Oren and Richard Arons, or either of them, with power of substitution, as proxies, to appear and vote, as you have designated below, all the shares of Common Stock of Yellowave Corporation, held of record by the undersigned on April 14, 2000 at the Special Meeting of Shareholders to be held on June 7, 2000 and any adjournments or postponements thereof.

1. Approval of the reincorporation of the Company under the laws of the State of Nevada:

                                    ____ For ____ Against   ____ Abstain

2.   Approval of the Company's 1999 Stock Incentive Plan:

                                    ____ For ____ Against   ____ Abstain

3.   Approval  of the sale of the  Company's  hair  care  salon  assets to Regis
     Corporation:

                                    ____ For ____ Against   ____ Abstain

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof:


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THE PROXY WILL BE VOTED "FOR" EACH OF THE ABOVE PROPOSALS.

The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement, dated April ___, 2000, and hereby revokes any Proxy heretofore given or executed by him/her with respect to the shares represented by this Proxy.

Please sign exactly as name appears. Joint owners should each sign. Trustees and others acting in a representative capacity should indicate in which capacity they sign.


------------------------                           ------------------------
(Signature)                                        (Signature)

------------------------                           ------------------------
(Please Print Name)                                (Please Print Name)

Dated:            ,2000



THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOU ARE URGED TO EXECUTE AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.

                                    EXHIBIT A

                        RIGHTS OF DISSENTING SHAREHOLDERS

S 623. Procedure to enforce Shareholder's right to receive payment for shares.

    (a) A shareholder intending; to enforce his right under a section of this chapter to receive payment for his shares if the proposed corporate action referred to therein is taken shall file with the corporation, before the meeting of shareholders at which the action is submitted to a vote, or at such meeting but before the vote, written objection to the action. The objection shall include a notice of his election to dissent, his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares if the action is taken. Such objection is not required from any shareholder to whom the corporation did not give notice of such meeting in accordance with this chapter or where the proposed action is authorized by written consent of shareholders without a meeting.

    (b) Within ten days after the shareholders' authorization date, which term as used in this section means the date on which the shareholders' vote authorizing such action was taken, or the date on which such consent without a meeting was obtained from the requisite shareholders, the corporation shall give written notice of such authorization or consent by registered mail to each shareholder who filed written objection or from whom written objection was not required, excepting any shareholder who voted for or consented in writing to the proposed action and who thereby is deemed to have elected not to enforce his right to receive payment for his shares.

    (c) Within twenty days after the giving of notice to him, any shareholder from whom written objection was not required and who elects to dissent shall file with the corporation a written notice of such election, stating his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares. Any shareholder who elects to dissent from a merger under section 905 (Merger of subsidiary corporation) or paragraph (c) of section 907 (Merger or consolidation of domestic and foreign corporations) or from a share exchange under paragraph (g) of section 913 (Share exchanges) shall file a written notice of such election to dissent within twenty days after the giving to him of a copy of the plan of merger or exchange or an outline of the material features thereof under section 905 or 913.

    (d) A shareholder may not dissent as to less than all of the shares, as to which he has a right to dissent, held by him of record, that he owns beneficially. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of such owner, as to which such nominee or fiduciary has a right to dissent, held of record by such nominee or fiduciary.

    (e) Upon consummation of the corporate action, the shareholder shall cease to have any of the rights of a shareholder except the right to be paid the fair value of his shares and any other rights under this section. A notice of election may be withdrawn by the shareholder at any time prior to his acceptance in writing of an offer made by the corporation, as provided in paragraph (g), but in no case later than sixty days from the date of consummation of the corporate action except that if the corporation fails to make a timely offer, as provided in paragraph (g), the time for withdrawing a notice of election shall be extended until sixty days from the date an offer is made. Upon expiration of such time, withdrawal of a notice of election shall require the written consent of the corporation. In order to be effective, withdrawal of a notice of election must be accompanied by the return of the corporation of any advance payment payment made to the shareholder as provided in paragraph (g). If a notice of election is withdrawn, or the corporate action is rescinded, or a court shall determine that the shareholder is not entitled to receive payment for his shares, or the shareholder shall otherwise lose his dissenters rights, he shall not have the right to receive payment for his shares and he shall be reinstated to all his rights as a shareholder as of the consummation of the corporate action, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim.

    (f) At the time of filing the notice of election to dissent or within one month thereafter the shareholder of shares represented by certificates shall submit the certificates representing his shares to the corporation, or to its transfer agent, which shall forthwith note conspicuously thereon that a notice of election has been filed and shall return the certificates to the shareholder or other person who submitted them on his behalf. Any shareholder of shares represented by certificates who fails to submit his certificates for such notation as herein specified shall, at the option of the corporation exercised by written notice to him within forty-five days from the date of filing of such notice of election to dissent, lose his dissenter's rights unless a court, for good cause shown, shall otherwise direct. Upon transfer of a certificate bearing such notation, each new certificate issued therefor shall bear a similar notation together with the name of the original dissenting holder of the shares and a transferee shall acquire no rights in the corporation except those which the original dissenting shareholder had at the time of transfer.

    (g) Within fifteen days after the expiration of the period within which shareholders may file their notices of election to dissent, or within fifteen days after the proposed corporate action is consummated, whichever is later (but in no case later than ninety days from the shareholders' authorization date), the corporation or, in the case of a merger or consolidation, the surviving or new corporation, shall make a written offer by registered mail to each shareholder who has filed such notice of election to pay for his shares at a specified price which the corporation considers to be their fair value. Such offer shall be accompanied by a statement setting forth the aggregate number of shares with respect to which notices of election to dissent have been received and the aggregate number of holders of such shares. If the corporate action has been consummated, such offer shall also be accompanied by (1) advance payment to each such shareholder who has submitted the certificates representing his shares to the corporation, as provided in paragraph (f), of an amount equal to eighty percent of the amount of such offer, or (2) as to each shareholder who has not yet submitted his certificates a statement that advance payment to him of an amount equal to eighty percent of the amount of such offer will be made by the corporation promptly upon submission of his certificates. If the corporate action has not been consummated at the time of the making of the offer, such advance payment or statement as to advance payment shall be sent to each shareholder entitled thereto forthwith upon consummation of the corporate action. Every advance payment or statement as to advance payment shall include advice to the shareholder to the effect that acceptance of such payment does not constitute a waiver of any dissenters' rights. If the corporate action has not been consummated upon the expiration of the ninety day period after the shareholders' authorization date, the other may be conditioned upon the consummation of such action. Such offer shall be made at the same price per share to all dissenting shareholders of the same class, or if divided into series, of the same series and shall be accompanied by a balance sheet of the corporation whose shares the dissenting shareholder holds as of the latest available date, which shall not be earlier than twelve months before the making of such offer, and a profit and loss statement or statements for not less than a twelve month period ended on the date of such balance sheet or, if the corporation was not in the existence throughout such twelve month period, for the portion thereof during which it was in existence. Notwithstanding the foregoing, the corporation shall not be required to furnish a balance sheet or profit and loss statement or statements to any shareholder to whom such balance sheet or profit and loss statement or statements were previously furnished, nor if in conjunction with obtaining the shareholders' authorization for a consent to the proposed corporate action the shareholders were furnished with a proxy or information statement, which included financial statements, pursuant to Regulation 14A or Regulation 14C of the United States Securities and Exchange Commission. If within thirty days after the making of such offer, the corporation making the offer and any shareholder agree upon the price to be paid, for his shares, payment therefor shall be made within sixty days after the making of such offer or the consummation of the proposed corporate action, whichever is later, upon the surrender of the certificates for any such shares represented by certificates.

    (h) The following procedure shall apply if the corporation fails to make such offer within such period of fifteen days, or if it makes the offer and any dissenting shareholder or shareholders fail to agree with it within the period of thirty days thereafter upon the price to be paid for their shares:

    (l) The corporation shall, within twenty days after the expiration of whichever is applicable of the two periods last mentioned, institute a special proceeding in the supreme court in the judicial district in which the office of the corporation is located to determine the rights of dissenting shareholders and to fix the fair value of their shares. If, in the case of merger or consolidation, the surviving or new corporation is a foreign corporation without an office in this state, such proceeding shall be brought in the county where the office of the domestic corporation, whose shares are to be valued, was located.

    (2) If the corporation fails to institute such proceeding within such period of twenty days, any dissenting shareholder may institute such proceeding for the same purpose not later than thirty days after the expiration of such twenty day period. If such proceeding is not instituted within such thirty day period, all dissenter's rights shall be lost unless the supreme court, for good cause shown, shall otherwise direct.

    (3) All dissenting shareholders, excepting those who, as provided in paragraph (g), have agreed with the corporation upon the price to be paid for their shares, shall be made parties to such proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in such proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons, and upon each nonresident dissenting shareholder either by registered mail and publication, or in such other manner as is permitted by law. The jurisdiction of the court shall be plenary and exclusive.

    (4) The court shall determine whether each dissenting shareholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his shares. If the corporation does not request any such determination or if the court finds that any dissenting shareholder is so entitled, it shall proceed to fix the value of the shares, which, for the purposes of this section, shall be the fair value as of the close of business on the day prior to the shareholders' authorization date. In fixing the fair value of the shares, the court shall consider the nature of the to the shareholder's right to receive payment for shares and its effects on the corporation and its shareholders, the concepts and methods then customary in the relevant securities and financial markets for determining fair value of shares of a corporation engaging in a similar transaction under comparable circumstances and all other relevant factors. The court shall determine the fair value of the shares without a jury and without referral to an appraiser or referee. Upon application by the corporation or by any shareholder who is a party to the proceeding the court may, in its discretion, permit pretrial disclosure, including, but not limited to, disclosure of any expert's reports relating to the fair value of the shares whether or not intended for use at the trial in the proceeding and notwithstanding subdivision (d) of section 3101 of the civil practice law and rules.

    (5) The final order in the proceeding shall be entered against the corporation in favor of each dissenting shareholder who is a party to the proceeding and is entitled thereto for the value of his shares so determined.

    (6) The final order shall include an allowance for interest at such rate as the court finds to be equitable, from the date the corporate action was consummated to the date of payment. In determining the rate of interest, the court shall consider all relevant factors, including the rate of interest which the corporation would have had to pay to borrow money during the pendency of the proceeding. If the court finds that the refusal of any shareholder to accept the corporate offer of payment for his shares was arbitrary, vexatious or otherwise not in good faith, no interest shall be allowed to him.

    (7) Each party to such proceeding shall bear its costs and expenses, including the fees and expenses of its counsel and of any experts employed by it. Notwithstanding the foregoing, the court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by the corporation against any or all of the dissenting shareholders who are parties to the proceeding, including any who have withdrawn their notices of election as provided in paragraph (e), if the court finds that their refusal to accept the corporate offer was arbitrary, vexatious or otherwise not in good faith. The court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by any or all of the dissenting shareholders who are parties to the proceeding against the corporation if the court finds any of the following: (A) that the fair value of the shares as determined materially exceeds the amount which the corporation offered to pay; (B) that no offer or required advance payment was made by the corporation; (C) that the corporation failed to institute the special proceeding within the period specified therefor; or (D) that the action of the corporation in complying with its obligations as provided in this section was arbitrary, vexatious or otherwise not in good faith. In making any determination as provided in clause (A), the court may consider the dollar amount or the percentage, or both, by which the fair value of the shares as determined exceeds the corporate other.

    (8) Within sixty days after final determination of the proceeding, the corporation shall pay to each dissenting shareholder the amount found to be due him, upon surrender of the certificates for any such shares represented by certificates.

    (i) Shares acquired by the corporation upon the payment of the agreed value therefor or of the amount due under the final order, as provided in this section, shall become treasury shares or be cancelled as provided in section 515 (Reacquired shares), except that, in the case of a merger or consolidation, they may be held and disposed of as the plan of merger or consolidation may otherwise provide.

    (j) No payment shall be made to a dissenting shareholder under this section at a time when the corporation is insolvent or when such payment would make it insolvent. In such event, the dissenting shareholder shall, at his option:

    (1) Withdraw his notice of election, which shall in such event be deemed withdrawn with the written consent of the corporation; or

    (2) Retain his status as a claimant against the corporation and, if it is liquidated, be subordinated to the rights of creditors of the corporation, but have rights superior to the non-dissenting shareholders, and if it is not liquidated, retain the right to be paid for his shares, which right the corporation shall be obliged to satisfy when the restrictions of this paragraph do not apply.

    (3) The dissenting shareholder shall exercise such option under subparagraph
(1) or (2) by written notice filed with the corporation within thirty days after the corporation has given him written notice that payment for his shares cannot be made because of the restrictions of this paragraph. If the dissenting shareholder fails to exercise such option as provided, the corporation shall exercise the option by written notice given to him within twenty days after the expiration of such period of thirty days.

    (k) The enforcement by a shareholder of his right to receive payment for his shares in the manner provided herein shall exclude the enforcement by such shareholder of any other right to which he might otherwise be entitled by virtue of share ownership, except as provided in paragraph (e), and except that this section shall not exclude the right of such shareholder to bring or maintain an appropriate action to obtain relief on the ground that such corporate action will be or is unlawful or fraudulent as to him.

    (1) Except as otherwise expressly provided in this section, any notice to be given by a corporation to a shareholder under this section shall be given in the manner provided in section 605 (Notice of meetings of shareholders).

    (m) This section shall not apply to foreign corporations except as provided in subparagraph (e) (2) of section 907 (Merger or consolidation of domestic and foreign corporations).